UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 West 9000 South, Suite A West Jordan, Utah	84088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2020, Kent Graham notified the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc. (the “Company”) of his decision to not stand for re-election as a Class III director at the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”). Mr. Graham’s decision not to stand for re-election at the Annual Meeting was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

On April 2, 2020, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”), with such amendment and restatement to be effective immediately. In addition to certain technical, conforming, and clarifying changes, including changes made to reflect updates to the Delaware General Corporation Law, the amendments to the Bylaws include the following changes:

Advance Notice of Stockholder Business and Director Nominations.  Article II, Section 2.15 of the Bylaws was amended to provide that the number of nominees a stockholder may nominate for election at an annual or special meeting of stockholders shall not exceed the number of directors to be elected at such meeting.

Majority Voting in Election of Directors. Article III, Section 3.3 of the Bylaws was amended to adopt a majority voting standard for the election of directors in uncontested elections and to make conforming revisions to Article II, Section 2.7 of the Bylaws. A plurality voting standard will continue to apply in the event of a contested director election.

The majority voting standard adopted by the Board includes a director resignation policy that requires an incumbent director who stands for election to the Board but who fails to receive a majority of the votes cast in an uncontested election of directors to tender his or her resignation to the Secretary of the Company promptly following certification of the election results. In such event, the Board, taking into account the recommendation of the Nominating and Governance Committee of the Board, must decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind any decision to reject the tendered resignation, within 90 days following certification of the election results. The Nominating and Governance Committee and the Board may, in making their recommendation or decision, as applicable, consider any factors and other information that they consider appropriate and relevant.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.Description

3.1Amended and Restated Bylaws of Sportsman’s Warehouse Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Robert K. Julian
Name:	Robert K. Julian
Title:	Secretary and Chief Financial Officer

Date: April 3, 2020